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                                                                   EXHIBIT 10.16


                                 AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     WHEREAS, Knoll, Inc. (formerly TKG Acquisition Corp.) (the "Company") and Andrew B. Cogan (the "Employee") have entered into an Employment Agreement, dated as of February 29, 1996 (the "Employment Agreement"); and

     WHEREAS, the Company and the Employee have agreed to amend the Employment Agreement.

     NOW, THEREFORE, effective as of the date written below, the Employment Agreement is amended as follows:

1.  Section 3.01(c) shall be replaced by the following:

                    "Executive shall participate during the Term in such other bonus plans or programs that are established during the Term for senior management by the Board, with a target annual bonus opportunity for each year during the Term of 100% of Executive's Base Salary, which shall be calculated on the basis of achievement of goals set by the Board, which goals may include, without limitation, specific individual goals and/or corporate performance parameters such as revenue, profit, balance sheet and cash management objectives. The Board shall establish the goals applicable to Executive in consultation with the Executive in advance of any fiscal year or other applicable period."

IN WITNESS WHEREOF, the parties have executed this Amendment on the 30th day of April, 1997.


                              Knoll, INC.


                              By:  /s/ Barry L. McCabe
                                 --------------------------
                                 Name:  Barry L. McCabe
                                 Title: Vice President, Controller
                                          and Treasurer


                              /s/ Andrew B. Cogan
                              -----------------------------
                              Andrew B. Cogan